                                                                    EXHIBIT 10.5





                       COMPREHENSIVE SOFTWARE SYSTEMS LTD.

                            SALE OF MINORITY INTEREST

                                       TO

                    ADP FINANCIAL INFORMATION SERVICES, INC.

                                  June 3, 1998

                                  INTRODUCTION

         On June 3, 1998, ADP Financial Information Services, Inc. ("ADP") acquired a minority, ten percent (10%) interest, in Comprehensive Software Systems, Ltd. ("CSS"). CSS is organized as a Colorado limited partnership. The general partner is a Colorado corporation, CSS Management, Inc. Accordingly, the acquisition involved the purchase of a new partnership interest from CSS as well as shares of treasury stock from the general partner all as set forth in the attached Securities Purchase Agreement. The Agreement of Limited Partnership and the Participation and Shareholder Agreement existing at the time of the acquisition were amended as attached.

         In addition, ADP obtained an option to acquire additional interests in CSS and the general partner as set forth in the Securities Purchase Agreement. Finally, ADP acquired certain rights to market products of CSS as set forth in the Marketing and License Agreement, also attached.

         ADP was represented in the transaction by its in-house counsel, Adam
S. T. Behar, Two Journal Square Plaza, Jersey City, New Jersey 07306, telephone
(201) 714-3500; facsimile (201) 714-3506.

         CSS was represented by Marc J. Musyl, Rothgerber Johnson & Lyons, 1200 Seventeenth Street, Suite 3000, Denver, Colorado 80202, telephone (303) 623-9000; facsimile (303) 623-9222.

                                                                  EXECUTION COPY



                          SECURITIES PURCHASE AGREEMENT

                                  By and Among

                    ADP FINANCIAL INFORMATION SERVICES, INC.,

                        AUTOMATIC DATA PROCESSING., INC.,

                      COMPREHENSIVE SOFTWARE SYSTEMS LTD.,

                              CSS MANAGEMENT, INC.,

               THE SELLING SHAREHOLDERS LISTED ON EXHIBIT A HERETO

                                       and

             THE SELLING LIMITED PARTNERS LISTED ON EXHIBIT B HERETO




                            Dated as of June 3, 1998

         SECURITIES PURCHASE AGREEMENT, dated as of June 3, 1998, by and among ADP Financial Information Services, Inc., a Delaware corporation ("ADP"), Automatic Data Processing, Inc., a Delaware corporation ("Automatic"), Comprehensive Software Systems Ltd., a Colorado Limited Partnership (the "Partnership"), CSS Management, Inc., a Colorado corporation and the general partner of the Partnership (the "General Partner"), the entities listed on Exhibit A hereto (the "Selling Shareholders"), who are the holders of all the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the General Partner, and the entities listed on Exhibit B hereto (the "Selling Partners"), who are the holders of all the outstanding limited partnership interests (the "Partnership Interests") in the Partnership. The Partnership, the General Partner, the Selling Shareholders and the Selling Partners are collectively referred to herein as the "Sellers".

                             W I T N E S S E T H :

         WHEREAS, the Selling Shareholders are the beneficial and record owners of an aggregate of 28,367 shares of Common Stock, which (i) constitute all of the issued and outstanding capital stock of the General Partner and (ii) are owned by the Selling Shareholders in the amounts set forth on Schedule 3.6 hereto; and

         WHEREAS, the Selling Partners are the beneficial and record owners of all of the issued and outstanding Partnership Interests in the Partnership, which Partnership Interests are owned by the Selling Partners in the amounts set forth on Schedule 3.6 hereto; and

         WHEREAS, each of the Selling Shareholders desires to cause the General Partner to sell to ADP the number of shares of Common Stock set forth next to its name on Exhibit A hereto, which in the aggregate constitutes 10% of the issued and outstanding capital stock of the General Partner (the "Initial Shares"), and ADP desires to purchase such Initial Shares from the General Partner, in each case on the terms and conditions and for the consideration described in this Agreement; and

         WHEREAS, each of the Selling Partners and/or the Partnership desires to sell to ADP the Partnership Interests set forth next to its name on Exhibit B hereto, which in the aggregate constitutes 10% of the issued and outstanding Partnership Interests in the Partnership (the "Initial Partnership Interests"), and ADP desires to purchase such Initial Partnership Interests from the Partnership and/or the Selling Partners, in each case on the terms and conditions and for the consideration described in this Agreement; and

         WHEREAS, each of the Selling Shareholders desires to grant to ADP the right, and ADP desires the right, to purchase, on or about the fifth anniversary of this Agreement (which date may be accelerated or postponed in accordance with the terms and conditions of this Agreement), all of the shares of Common Stock then owned by such Selling Shareholders, which in the aggregate (together with the Initial Shares) shall constitute all of the issued and outstanding capital stock of the General Partner (the "Subsequent Shares"); and




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
          WHEREAS, each of the Selling Partners desires to grant to ADP the right, and ADP desires the right, to purchase, on or about the fifth anniversary of this Agreement (which date may be accelerated or delayed in accordance with the terms and conditions of this Agreement), all of the Partnership Interests then owned by such Selling Partners, which in the aggregate (together with the Initial Partnership Interests) shall constitute all of the issued and outstanding Partnership Interests in the Partnership (the "Subsequent Partnership Interests"); and

          WHEREAS, in connection with the sale of the Initial Shares and the Initial Partnership Interests and the grant to ADP of the right to purchase the Subsequent Shares and the Subsequent Partnership Interests, the Partnership and ADP are concurrently with the execution of this Agreement entering into an agreement whereby the Partnership is granting to ADP the right to offer to its clients the Partnership's BrokerView(TM) product, on the terms and conditions set forth therein (the "BrokerView(TM) Agreement").

          NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

          1.1 Defined Terms. As used in this Agreement and in the Schedules and Exhibits attached hereto, the defined terms set forth below have the respective meanings set forth below (each such meaning to be equally applicable to both the singular and plural forms of the respective terms so defined).

          "ADP": the meaning specified in the heading to this Agreement.

          "Affiliate": any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Person specified.

          "Automatic": the meaning specified in the heading to this Agreement.

          "Balance Sheets": the balance sheets of the General Partner and the Partnership as of February 28, 1998, previously provided to ADP.

          "Board": the meaning specified in Section 5.2 hereof.

          "Bona Fide Offer": a written offer which is honest in fact, not collusive and, to the best knowledge of the Person receiving the offer, not a sham.

          "BrokerView(TM) Agreement": the meaning specified in the seventh recital to this agreement.

          "Business Day": any day on which trading occurs on the NYSE.

          "Business Intellectual Property": collectively, the Owned Software, Databases and Documentation, the Licensed Software, Databases and Documentation, and all other Intellectual Property Rights.

          "Call": the meaning specified in Section 6.1(a) hereof.

          "Call Exercise Date": the meaning specified in Section 6.1(c) hereof.

          "Call Notice": the meaning specified in Section 6.1(c) hereof.

          "Call Termination Date": the meaning specified in Section 6. l(b) hereof.

          "Certificate": the meaning specified in Section 8.3(a) hereof.

          "Claims": any claim, cause of action, investigation, suit or proceeding, whether at law or in equity, or before any governmental department, commission, board, agency or instrumentality, which involves a demand for any judgment or liability.

          "Code": the Internal Revenue Code of 1986, as amended.

          "Common Stock": the meaning specified in the heading to this Agreement.

          "Contracts": the meaning specified in Section 3.18 hereof.

          "Employee Benefit Plans": the meaning specified in Section 3.27(a) hereof.

          "Employee Co.": Comprehensive Securities Systems, Inc., a Colorado corporation.

          "Environmental Laws": any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, permit, policy, Order or rule of common law now in effect and in each case as amended to date and any judicial or administrative interpretation thereof relating to Hazardous Materials, environmental matters, the protection of public health and safety from environmental or health concerns or otherwise relating to environmental conditions.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

          "General Partner": the meaning specified in the heading to this Agreement.

          "Hazardous Materials": all hazardous substances, wastes, materials or constituents, solid wastes, special wastes, toxic substances, pollutants, contaminants, petroleum or petroleum derived substances or wastes, radioactive materials, urea formaldehyde, polychlorinated biphenyls, radon gas and related materials, and including, without limitation, any materials defined, listed, identified under or described in any Environmental Laws.

          "Historical Financial Statements": the audited combined balance sheets of the General Partner and the Partnership as of December 31, 1996, December 31, 1995, December 31, 1994 and December 31, 1993, the audited combined statements of operations, owners' equity and cash flows of the General Partner and the Partnership (including the notes and supporting information and schedules thereto) for the years ended December 31, 1996, December 31, 1995, December 31, 1994 and December 31, 1993, and for the period from inception (October 22, 1992) to December 31, 1996, December 31, 1995, December 31, 1994 and December 31, 1993, the balance sheets of the General Partner and the Partnership as of December 31, 1997 and February 28, 1998, and the income statements of the General Partner and the Partnership for the year ended December 31, 1997 and the 2-month period ended February 28, 1998.

          "Indemnified Party": the meaning specified in Section 8.3(a) hereof.

          "Indemnifying Party": the meaning specified in Section 8.3(a) hereof.

          "Initial Partnership Interests": the meaning specified in the fourth recital to this Agreement.

          "Initial Purchase Price": $20 Million.

          "Initial Shares": the meaning specified in the third recital to this Agreement.

          "Intellectual Property Rights": all intellectual property rights used by the General Partner or the Partnership, including (i) trademarks, tradenames or service marks or names including all trademark, tradename or service mark registrations (and any applications for registration therefor), (ii) customer lists, advertising and marketing know-how and materials, sales tools and advertising and other customer and potential customer data, (iii) copyrights, copyright registrations and copyright applications, (iv) patent rights including, without limitation, issued patents, applications, divisions, continuations and continuations-in-part, reissues, patents of additions, utility models and inventors' certificates, (v) trade secrets, proprietary information and know-how, processes, inventions, inventors' notes, drawings and designs,
(vi) vendor lists and (vii) goodwill associated with any of the foregoing.

          "IRS": the meaning specified in Section 3.27(a) hereof.

           "Licensed Software, Databases and Documentation": all (i) computer programs, (ii) software, (iii) computer databases (including, without limitation, databases used in conjunction with such computer programs), (iv) operating codes, source codes, updates, upgrades, modifications and enhancements associated therewith and (v) documentation, specifications, manuals and materials (including all Intellectual Property Rights) associated therewith, licensed to the General Partner or the Partnership (regardless of whether it is used internally and/or by customers of the Partnership), excluding generally available, off-the-shelf microcomputer and workstation software.

           "Lien": any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim, option, mortgage, deed of trust, indenture or other third-party interest or claim.

           "Loan Agreements": the meaning specified in Section 3.20 hereof.

           "Loss" or "Losses": the meaning specified in Section 8.2(a) hereof.

           "Material Adverse Effect": any event, occurrence, fact, condition, change, development or effect that is or may be materially adverse to the business, operations, properties or assets or in the condition (financial or otherwise), of the General Partner or the Partnership.

           "NYSE": the New York Stock Exchange, Inc.

           "Order": any order, judgment, ruling, stipulation, injunction, award, decree or writ.

           "Owned Software, Databases and Documentation": all (i) computer programs, (ii) software, (iii) computer databases (including, without limitation, databases used in conjunction with such computer programs), (iv) operating codes, source codes, updates, upgrades, modifications and enhancements associated therewith and (v) documentation, specifications, manuals and materials (including all Intellectual Property Rights) associated therewith, owned by the General Partner or the Partnership (regardless of whether it is used internally and/or by customers of the Partnership).

           "Partnership": the meaning specified in the heading to this Agreement.

           "Partnership Agreement": the Agreement of Limited Partnership of the Partnership dated as of February 4, 1993, as amended by the Amendment dated September, 1993, the Second Amendment dated December, 1994, the Third Amendment dated December 31, 1995, the Fourth Amendment dated April 15, 1997, the Fifth Amendment dated April 15, 1997, the Sixth Amendment dated November 13, 1997.

           "Partnership Interests": the meaning specified in the heading to this Agreement.

           "Person": a corporation, association, partnership, organization, company, business, individual, government or political subdivision thereof or governmental agency.

           "Proposed Offer": the meaning specified in Section 5.3 hereof.

           "Put": the meaning specified in Section 6.1 (e) hereof.

           "Return": any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

           "Sellers": the meaning specified in the heading to this Agreement.

           "Selling Partners": the meaning specified in the heading to this Agreement.

           "Selling Shareholders": the meaning specified in the heading to this Agreement.

           "Shareholder Agreement": the Participation and Shareholder Agreement dated as of February 4, 1993 among BHC Securities, Inc., Hanifen, Imhoff Inc., Legg Mason, Inc., McDonald & Company Securities, Inc., Raymond James & Associates, Inc., Stephens Inc., Southwest Securities, Inc., TransTerra Co., Comprehensive Securities Systems, Inc., CSS Management, Inc. and Comprehensive Software Systems, Ltd.

           "Subsequent Closing": the meaning specified in Section 6.3 hereof.

           "Subsequent Closing Date": the meaning specified in Section 6.3 hereof.

           "Subsequent Purchase Agreement": the meaning specified in Section 7.1 hereof.

           "Subsequent Shares": the meaning specified in the fifth recital to this Agreement.

           "Subsequent Partnership Interests": the meaning specified in the sixth recital to this Agreement.

           "Subsequent Purchase Price": the aggregate purchase price to be paid by ADP for the Subsequent Shares and the Subsequent Partnership Interests, as determined in accordance with Exhibit C hereto.

           "Subsidiary": any company, association or other business entity, a majority of the stock of any class or classes of which is owned, directly or indirectly, by another Person.

           "Tax": any federal, foreign, state, county, local and other tax (including, without limitation, net income, gross income, gross receipts, transfer, excise, property, franchise, profits, license, lease, sales, use, data processing, ad valorem, goods and services, value added, withholding, estimated, occupancy, capital, employment, unemployment compensation, payroll related, social security, severance, stamp, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

           "Tax Actions": the meaning specified in Section 3.11(c) hereof.

           "Transaction Expenses": all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and disbursements of the counsel, accountants or auditors retained by each party in connection with the negotiation, preparation, execution and performance of this Agreement, or any other document, agreement or requirement contemplated by or resulting from the transactions contemplated by this Agreement and all costs related to the parties respective due diligence review and any broker's or finder's fees of any kind (including, without limitation, those set forth on Schedule 3.33 hereto).

           1.2 Interpretation. As used in this Agreement, the terms "hereof", "herein", "hereunder" and comparable terms refer to this Agreement in its entirety and not to any particular article, section or other subdivision hereof. Unless otherwise indicated, references in this Agreement to any "Section", "Article", "Schedule" or "Exhibit" means a section or article of this Agreement or a Schedule or Exhibit attached to this Agreement, as the case may be.

                                   SECTION 2

                    SALE AND PURCHASE OF THE INITIAL SHARES
                       AND INITIAL PARTNERSHIP INTERESTS

           2.1 Sale and Purchase of the Initial Shares and Initial Partnership Interests. Subject to the terms and conditions hereof, on the date hereof the Sellers shall sell all of the Initial Shares and Initial Partnership Interests to ADP and ADP shall purchase all of the Initial Shares and Initial Partnership Interests from the Sellers for the Initial Purchase Price.

           2.2 Transactions. On the date hereof, the following actions shall be taken:

                      (a) the General Partner shall deliver to ADP, free and clear of any Liens, one or more certificates representing all of the Initial Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly endorsed in blank, and bearing or accompanied by all requisite stock transfer stamps;

                      (b) the Selling Partners and the Partnership shall amend the Partnership Agreement to, among other things, reflect the admittance of ADP as a limited partner of the Partnership as a result of the transfer to ADP of the Initial Partnership Interests;

                      (c) the Selling Shareholders and the General Partner shall amend the Shareholder Agreement to, among other things, reflect the admittance of ADP as a shareholder of the General Partner as a result of the transfer to ADP of the Initial Shares, to include ADP's right of first refusal in accordance with Section 5.4 below;

                      (d) the Partnership and ADP shall enter into the Broker-View(TM) Agreement; and

                      (e) ADP shall pay to the Sellers, for the Initial Shares and Initial Partnership Interests, the Initial Purchase Price (which payment shall be allocated among the Sellers as set forth on Schedule
           3.6 hereto) by wire transfer of immediately available funds, or certified or bank check.

           2.3 Consent to Sale. The Partnership and the General Partner hereby consent to the assignment, transfer and delivery by each of the Sellers of their respective Initial Shares and Initial Partnership Interests to ADP, and to ADP's admission to the Partnership as a limited partner.

                                    SECTION 3

                               REPRESENTATIONS AND
                            WARRANTIES OF THE SELLERS

           The Sellers represent and warrant to ADP that:

           3.1 Organization and Standing. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado and has all necessary power and authority and all authorizations, licenses, permits and certificates necessary to own, lease or license its property and to conduct its business as now conducted. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all necessary power and authority and all authorizations, licenses, permits and certificates necessary to conduct its business as now conducted. Each of the Partnership and the General Partner is duly qualified or licensed to do business and is in good standing as a foreign corporation in all jurisdictions where it is required by law to be qualified or licensed or the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except where the lack of such qualification would not have a Material Adverse Effect.
Schedule 3.1 hereto sets forth (i) a list of each jurisdiction in which the Partnership and the General Partner is qualified or licensed to do business and (ii) a list of each state or province in which the Partnership and the General Partner owns and/or leases real property. Upon completion of the transactions contemplated in Section 2 above, the Partnership shall cause an amended certificate of limited partnership of the Partnership to be filed in the State of Colorado, reflecting the ownership changes effected by this Agreement.

           3.2 Organization. Correct and complete copies of the Partnership Agreement, as amended, and the articles of incorporation and by-laws of the General Partner, as amended, have previously been delivered to ADP. All of the minute books of the Partnership and the General Partner have been made available to ADP and contain true and complete minutes and records of all meetings, proceedings and other actions of the Partnership and the General Partner's present and former shareholders and boards of directors from the respective dates of their organization to the date hereof and all such meetings, proceedings and actions have been duly, legally and properly held or taken; provided, however, that the parties acknowledge that information regarding current and future pricing of Partnership products, current and prospective customers of the Partnership, costs of the Partnership, marketing plans and materials and other competitively sensitive information has been excluded from the foregoing and has not been made available to ADP.

           3.3 Authorization. (a) Each of the Partnership and the General Partner has the authority to execute and deliver this Agreement and the agreements related hereto, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Such execution, delivery and performance have been duly authorized by the Board of Directors of the General Partner (for itself and as the general partner of the Partnership) and all other corporate action of the General Partner necessary for such authorization has been taken (for itself and as the general partner of the Partnership). This Agreement has been duly executed and delivered by each of the Partnership and the General Partner and constitutes the legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms.

           (b) This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding agreement of such Seller enforceable against such Seller in accordance with its terms. Each Seller has all requisite power and authority and full legal capacity to execute and deliver this Agreement and the agreements related hereto and to perform such Seller's obligations hereunder and thereunder, including, without limitation, all right, power, capacity and authority to assign, deliver and transfer the Initial Shares and Initial Partnership Interests, as the case may be, as provided by this Agreement.

           3.4 Absence of Conflicts. (a) The execution, delivery and performance of this Agreement and the agreements related hereto by each of the Partnership and the General Partner will not breach or violate any provision of, nor cause any event by which a right of termination or acceleration or Lien on any of their respective properties or assets would be created under: (i) any statute or regulation or any Order of any court or other agency of government or any judgment, award or decree; (ii) the articles of incorporation or by-laws of the General Partner; (iii) the Partnership Agreement; or (iv) except as set forth in Schedule 3.4 hereto, any indenture, contract, instrument or other agreement by which the Partnership or the General Partner is bound, except in the case of clauses (i) and (iv) for such breaches, violations or events which, individually or in the aggregate, would not have or result in a Material Adverse Effect.

           (b) The execution, delivery and performance of this Agreement and the agreements related hereto by each Seller will not breach or violate any provision of, nor cause any event by which a right of termination or acceleration or Lien on the Partnership's, the General Partner's or any of such Seller's properties or assets (including any of the Initial Shares or Initial Partnership Interests) would be created under: (i) any statute or regulation or any order of any court or other agency of government or any judgment, award or decree, or (ii) any indenture, contract, instrument or other agreement by which such Seller is bound.

           3.5 Consents and Approvals. Except as otherwise set forth on Schedule
3.5 hereto, (i) no consent under any indenture, contract, instrument or other agreement to which the Partnership, the General Partner or any of the Sellers is a party, is required thereunder to be obtained in connection with the execution, delivery and performance by the Partnership, the General Partner and the Sellers of this Agreement or the agreements related hereto and (ii) no consents, approvals or authorizations, declarations, filings or registrations with, or notices to, any governmental or regulatory authority are required to be made, obtained or given by the Partnership, the General Partner or the Sellers in connection with the execution and delivery of this Agreement and the agreements related hereto and the performance of the transactions contemplated hereby and thereby.

           3.6 Ownership of the Partnership and the General Partner. (a)
Schedule 3.6 sets forth a complete and correct list of all of the general and limited partners of the Partnership and all of the partnership interests in the Partnership (including interests with respect to obligations to make capital contributions to the Partnership and rights to receive distributions from the Partnership). Upon the transfer, assignment and delivery to ADP of the Initial Partnership Interests in accordance with this Agreement, ADP will acquire good and valid title to 10% of the Partnership Interests, free and clear of any Lien other than any Lien created by ADP. Except as set forth in this Agreement and the Partnership Agreement, there are (i) no options, rights, warrants, calls, commitments (including without limitation any statutory or other legal commitments) or voting agreements or trusts relating to the Partnership Interests or obligating any of the Selling Partners or any other Person to issue, dispose of, acquire, redeem or otherwise transfer any interests in the Partnership, and (ii) no preemptive or similar rights on the part of any holders of any interests in the Partnership.

           (b) The authorized capital stock of the General Partner consists solely of 100,000 shares of Common Stock of which only 28,367 shares are issued and outstanding. All of such shares are duly authorized, issued and outstanding, fully paid and nonassessable and owned beneficially and of record by the Selling Shareholders as set forth on
Schedule 3.6 hereto. Upon the transfer, assignment and delivery to ADP of the Initial Shares in accordance with this Agreement, ADP will acquire good and valid title to 10% of the issued and outstanding shares of the Common Stock, free and clear of any Lien other than any Lien created by ADP. Except as set forth in this Agreement and the Shareholder Agreement, there are (i) no options, rights, warrants, calls, commitments (including without limitation any statutory or other legal commitments) or voting or shareholder agreements or trusts relating to the authorized or issued shares of stock or other equity interests of the Companies or obligating any of the Selling Shareholders or the General Partner or any other Person to issue, dispose of, acquire, redeem or otherwise transfer any shares of stock or other equity interests in the General Partner, and (ii) no preemptive or similar rights on the part of any holders of any class of securities of the General Partner.

           3.7 Subsidiaries; Investments. Except as set forth on Schedule 3.7 hereto, neither the General Partner nor the Partnership, directly or indirectly, owns any shares of stock or any other security or interest in any corporation, partnership, association or joint venture.

           3.8 Financial Statements. The Historical Financial Statements, all of which have been previously delivered to ADP, (i) are, in each case, true, complete and accurate in all material respects, (ii) have been prepared in conformity with generally accepted accounting principles consistently applied and (iii) in the case of each such balance sheet, fairly presents the financial condition of the General Partner and the Partnership (either on a combined basis or separately) as at its respective date and, in the case of each such statement of earnings and retained earnings, and cash flows, fairly presents the results of the General Partner's and the Partnership's operations (either on a combined basis or separately) for the periods covered thereby. The balance sheets of the General Partner and the Partnership as of December 31, 1997 and February 28, 1998, and the statements of operations, owners' equity and cash flows of the General Partner and the Partnership for the year ended December 31, 1997 and the 2-month period ended February 28, 1998 have been certified by the General Partner's president and chief financial officer in their capacity as officers of the General Partner.

           3.9 Conduct of Business; Records and Books of Account. The General Partner and the Partnership have conducted the business of the Partnership in the ordinary course, consistent with past practice, since February 28, 1998. The General Partner does not conduct any business other than in its capacity as the general partner of the Partnership. The records and books of account of the General Partner and the Partnership are true, complete and accurate in all material respects and have been regularly kept and maintained in conformity with generally accepted accounting principles applied on a consistent basis with preceding years, subject only to normal year-end adjustments.

           3.10 Absence of Undisclosed Liabilities. Except as set forth on
Schedule 3.10 hereto, there were on February 28, 1998 no liabilities, debts or obligations of the General Partner and the Partnership, whether contingent or absolute, direct or indirect, known or unknown, or matured or unmatured, including, without limitation, liabilities on account of Taxes, other government charges or Claims which may be subsequently brought, not shown or provided for in the Balance Sheets, and on the date hereof there are no other liabilities, debts or obligations of any nature whatsoever, except those incurred since February 28, 1998 in the ordinary course of business of the Partnership and consistent with past practices of the Partnership that would not, individually or in the aggregate, have or result in a Material Adverse Effect.

           3.11 Taxes. (a) Except as disclosed on Schedule 3.11(a) hereto, all Returns required to be filed by the General Partner and the Partnership on or before the date hereof have been filed within the time and in the manner provided by law, and all such Returns are true and correct and accurately reflect, in all material respects, the Tax liabilities of the General Partner and the Partnership, respectively. All Taxes required to be paid on or before the date hereof by the General Partner and the Partnership have been timely paid.

           (b) Schedule 3.11(b) hereto lists all of the jurisdictions in which the General Partner and the Partnership have filed Returns during the 1997, 1996, 1995, 1994 and 1993 calendar years. The General Partner and the Partnership have provided to ADP true and complete copies of all such Returns.

           (c) Except as disclosed on Schedule 3.11(c) hereto, (i) the General Partner and the Partnership have not executed any presently effective waiver or extension of any statute of limitations against assessments and collections of Taxes, (ii) no authority in a jurisdiction in which the General Partner or the Partnership does not file Tax Returns has claimed that the General Partner or the Partnership is or may be subject to taxation by such jurisdiction and (iii) no Tax Return of the General Partner or the Partnership has been audited. There are no current, pending or, to the knowledge of the General Partner and the Partnership, threatened claims, assessments, notices, proposals to assess, deficiencies, or audits (collectively, "Tax Actions") with respect to any Taxes owed by the General Partner or the Partnership. Reserves and provisions for Taxes accrued but not yet due reflected in the Historical Financial Statements are adequate as of the respective dates of such financial statements in accordance with generally accepted accounting principles. There is no basis for any Tax Action against the General Partner or the Partnership. There are no Liens for Taxes on any of the assets of the General Partner or the Partnership except for Liens for current Taxes not yet due and payable.

           (d) Proper and accurate amounts have been withheld and remitted by the General Partner and the Partnership from and in respect of its current and former employees, independent contractors, creditors and other third parties for all periods in full and complete compliance with the Tax withholding provisions of all applicable laws and regulations.

           (e) Neither the General Partner nor the Partnership has been, or is currently, a party to any Tax sharing agreement. The General Partner and the Partnership have not made, and are not obligated to make, any payments, and are not parties to any agreement that could obligate either of them to make any payments that will not be deductible under Code Section 280G.

           (f) The Partnership has charged its customers all sales, goods and services and other similar Taxes required to be charged under the laws and regulations of all applicable taxing jurisdictions. All such Taxes have been collected and remitted to the appropriate taxing authorities in a timely manner.

           (g) The General Partner and the Partnership have not agreed to or are not required to make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

           (h) Schedule 3.11(h) hereto sets forth all Federal, foreign, state, county and local tax elections under the Code and other applicable provisions of law that are in effect with respect to the General Partner and the Partnership for the 1997, 1996, 1995, 1994 and 1993 calendar years and the year beginning January 1, 1998.

           3.12 Good and Marketable Title. Except as otherwise set forth in
Schedule 3.12 and except for inventories sold and receivables and charges collected in the ordinary course of the business of the Partnership since February 28, 1998, the General Partner and the Partnership have good and marketable title, free and clear of any Liens whatsoever, to: (i) all of their material assets and property including, without limitation, all assets shown on the Balance Sheets in the amounts and categories set forth therein and (ii) all of the material assets acquired by the General Partner and the Partnership since February 28, 1998. The transactions contemplated by this Agreement and the agreements related hereto will not effect a termination of or otherwise interfere with the ownership of any or all of such assets by the General Partner and the Partnership.

           3.13 Fixed Assets; Sufficiency of Assets. (a) Schedule 3.13 hereto sets forth a true and correct list of: (i) all real property, motor vehicles, and computer equipment owned by the General Partner and the Partnership on the date hereof, (ii) all other equipment, furniture, fixtures and other fixed assets owned by the General Partner and the Partnership including, without limitation, all of such fixed assets that are included on the Balance Sheets and
(iii) the cost (and tax basis if other than cost), accumulated depreciation, and method of depreciation employed with respect to all such fixed assets.

           (b) The tangible and intangible assets of the General Partner and the Partnership, whether owned, licensed or leased, are sufficient to provide all services currently offered or committed by the Partnership to its customers and such tangible assets are in good condition and free from defects, except for ordinary wear and tear.

           3.14 Leased Properties. Schedule 3.14(i) hereto sets forth a true and correct list of all outstanding realty and personalty leases to which the General Partner or the Partnership is a party or by which either of them is bound, whether as lessee or lessor, on the date hereof, which leases have previously been provided to ADP. Except as otherwise set forth in Schedule 3.14(ii) hereto, each of the General Partner and the Partnership occupies or uses all of the real and personal property leased by it under and in accordance with such leases, and has neither assigned its interests under any such lease nor further subleased the property which is the subject of any such lease. All of such leases are in full force and effect and either the General Partner or the Partnership holds a valid and enforceable leasehold interest in all real property listed on Schedule 3.14(i), in each case free and clear of all Liens. There exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or both, would become a default or event of default thereunder, and, except as set forth in Schedule 3.14(iii) hereto, the transactions contemplated by this Agreement or the agreements related hereto will not effect a termination of or otherwise interfere with the General Partner's or the Partnership's rights under each such lease, nor violate any term or provision of any such lease or incur any additional charge thereunder.

           3.15 Licensed Properties. Schedule 3.15(i) hereto sets forth a true and correct list of all outstanding licenses to which the General Partner or the Partnership is a party or by which it is bound, whether as licensee or licensor, on the date hereof (including without limitation any software licenses other than commercial, off-the-shelf software used in the ordinary course of business), which licenses have previously been provided to ADP. Except as otherwise set forth in Schedule 3.15(ii) hereto, (i) each of the General Partner and the Partnership has the right to use all of the property licensed by it under any such licenses, and (ii) any license granted by the General Partner or the Partnership to any third-party is non-exclusive and any such licensees are not and shall not be entitled to further sublicense, assign or transfer the licensed property to others. Except as set forth in Schedule 3.l5(iii) hereto, all of such licenses are in full force and effect and enforceable in accordance with their respective terms. There exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or both, would become a default or event of default thereunder, and the transactions contemplated by this Agreement and the agreements related hereto will not effect a termination of or otherwise interfere with the General Partner's or the Partnership's rights under any such license, nor violate any term or provision of any such license or incur any additional charge thereunder.

           3.16 Intellectual Proprietary Rights. (a) Schedule 3.16(a) hereto lists and identifies all Owned Software, Databases and Documentation. The General Partner and the Partnership together have full and exclusive right, title and ownership, freely transferable, in the Owned Software, Databases and Documentation, including all Intellectual Property Rights associated therewith, free and clear of any Liens whatsoever (other than Permitted Liens), and no other Person has or shall have any claim of ownership with respect to the Owned Software, Databases and Documentation (or any portion thereof) whatsoever. The Owned Software, Databases and Documentation include all works in progress relating to corrections, modifications or enhancements thereto as well as all current and prior (but only to the extent still maintained) versions of the Owned Software, Databases and Documentation.

           (b) Schedule 3.16(b) hereto lists and identifies all Owned Software, Databases and Documentation that have been registered with the United States Patent and Trademark Office, United States Copyright Office or any other federal, state or foreign registries, and there are no other registrations, filings or recordations necessary or required with respect thereto. All required fees and taxes to record and maintain ownership of patented or registered Owned Software, Databases and Documentation have been paid.

           (c) Schedule 3.16(c) hereto lists and identifies all trademarks, trade names, service marks, service names, patents and copyrights (and all applications therefor, if any), presently used in connection with the Business, other than as set forth in Section 3.16(b) above.

           (d) Except as set forth on Schedule 3.16(d), there are no agreements in effect for the conversion, modification or enhancement of the Owned Software, Databases and Documentation. There are no marketing agreements or other agreements including, without limitation, OEM, VAR, distributor, sales agent or finder's fee arrangements for the direct or indirect marketing of the Owned Software, Databases and Documentation.

           (e) No copy of the Owned Software, Databases and Documentation (or any portion thereof) is subject to or held in escrow or is in any third party's possession.

           (f) None of the Owned Software, Databases and Documentation infringes the rights of any person or entity. The General Partner or the Partnership have not asserted any claim of infringement, misappropriation or misuse, and no claims have been asserted by any person or entity against the General Partner or the Partnership or any of their respective directors or officers, with respect to (i) the General Partner's or the Partnership's use of the Business Intellectual Property or (ii) challenging or questioning the validity or effectiveness of any licenses or agreements relating thereto, nor to the knowledge of the General Partner and the Partnership is there any bona fide basis for any such claim.

           (g) Schedule 3.16(g) hereto lists and identifies all Licensed Software, Databases and Documentation and the associated licenses. Such licenses are valid and in full force and effect and enforceable by the General Partner or the Partnership in accordance with their terms.

           (h) The General Partner and the Partnership have taken commercially reasonable measures to protect the Business Intellectual Property. The Owned Software, Databases and Documentation have been treated by the General Partner and the Partnership as trade secrets or are copyrighted.

           (i) Except to the extent licensed to partners and customers of the Partnership in the ordinary course of the Partnership's business, neither the General Partner nor the Partnership has previously assigned, transferred, conveyed or otherwise encumbered its right, title and ownership to the Business Intellectual Property (or any portion thereof). Except as set forth on

Schedule 3.16(i) hereto, no licensing fees, royalties or payments are due and payable by the General Partner or the Partnership in connection with the use of the Business Intellectual Property.

           (j) Schedule 3.16(j) hereto lists all licenses, agreements and other rights granted by the General Partner or the Partnership to any third party with respect to the Business Intellectual Property and all licenses, agreements and other rights with respect to the Business Intellectual Property granted by any third party to the General Partner or the Partnership (other than the Licensed Software, Databases and Documentation listed on Schedule 3.16(g) hereto), in each case together with a description of the subject matter licensed.

           (k) Neither General Partner nor the Partnership, and to the General Partner's and the Partnership's knowledge no third party is, in default under any licenses, agreements or other rights with respect to the Business Intellectual Property, and there exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default thereunder.

           (1) Except pursuant to the Partnership Agreement and the Shareholder Agreement, no current or former partner, shareholder, officer, director or employee of the General Partner or the Partnership owns or has any claim or interest in any of the Business Intellectual Property.

           3. l7 Insurance. Schedule 3.17 hereto sets forth a true and correct list of all insurance policies held by the General Partner and the Partnership in effect on the date hereof (copies of which have previously been provided to ADP), including the types and amounts of coverage, limits and deductibles, inception and expiration dates thereof and insurance carrier. Such policies are in full force and effect and provide for coverage in amounts deemed by the General Partner and the Partnership to be adequate in the type of business in which the Partnership is engaged and are consistent with prudent industry practice, and all premiums due to the date hereof have been paid in full and no notice of cancellation or termination has been received with respect to any such policy. All claims made against the General Partner or the Partnership that are covered by insurance are either being defended by the relevant insurance company, or are claims as to which the General Partner or the Partnership has received the assurance of such insurance company that it will reimburse the General Partner or the Partnership if such claims are resolved against the General Partner or the Partnership.

           3.18 Contracts and Agreements; No Defaults. Schedule 3.18(i) hereto sets forth a true and correct list of all oral or written arrangements, commitments, contracts, agreements, leases, licenses or other documents to which the General Partner or the Partnership is a party or by which the General Partner or the Partnership is bound (the "Contracts"), copies of which have previously been provided to ADP. Except as set forth in Schedule 3.18(i) hereto, the General Partner or the Partnership is not a party to any written or oral:
(i) lease; (ii) royalty, distribution, agency, territorial or license agreement;
(iii) contract or agreement (for employment or otherwise) with any past, present or future employee, officer, director, professional person or firm, independent contractor or advertising firm or agency which is not terminable at will on notice from the General Partner or the Partnership without any payment or penalty whatsoever; (iv) contract or collective bargaining agreement with any labor union or representative of employees; (v) commitment, contract or agreement with respect to the repayment of indebtedness of the General Partner or the Partnership or guaranteeing the payment or performance of the obligations of others; and (vi) commitment, contract or agreement not made in the ordinary course of business. Each Contract is in full force and effect and is enforceable in accordance with its terms and each of the General Partner and the Partnership, as the case may be, has performed all obligations required to be performed by it and has not received notice of any default and to the General Partner's and the Partnership's knowledge no party is in default under any Contract, and except as set forth in
Schedule 3.18(ii), no event, occurrence, condition, or act which, with the giving of notice, the lapse of time or both, would become a default or event of default has occurred (including without limitation any failure to pay any amount required by any such arrangement, commitment, contract, agreement, lease, license or other document on a timely basis). Neither the General Partner nor the Partnership is a party to or bound by any agreement which limits or will limit the freedom of the General Partner or the Partnership to compete in any line of business or with any Person.

           3.19 Customers. Schedule 3.19(i) hereto sets forth a list of all customers of the Partnership (including all users of any Business Intellectual Property), together with a description of the products or services provided to the customer and the amount of revenues, if any, received from the customer during the 1997 calendar year. Schedule 3.19(i) hereto also indicates each customer of the Partnership who has leased computer and other equipment or licensed any Business Intellectual Property from the Partnership together with a description of the equipment leased or Business Intellectual Property licensed, the amount per month owed under the applicable lease or license and the expiration date of such lease or license. Except as disclosed on Schedule 3.19(ii) hereto, neither the General Partner nor the Partnership has entered into any customer contracts and agreements or issued any sales proposals or commitments except in the ordinary and usual course of business pursuant to arms-length transactions; none of such contracts, agreements, proposals or commitments contain any material variations to the Partnership's standard terms and conditions or the standard services provided or to the Partnership's standard prices for the services being provided. A true and correct copy of each of the standard form agreements for any and all services provided by the Partnership to its customers has previously been provided to ADP. Except as set forth on Schedule 3.19(iv) hereto, no customer or supplier of the General Partner or the Partnership has given notice to the General Partner or the Partnership to cancel or otherwise terminate or reduce, or threatened to cancel, terminate or reduce, its relationship with the General Partner or the Partnership, and the General Partner and the Partnership have no knowledge of the intention of any customer or supplier to do so.

           3.20 Loan Agreements, Debt Instruments and Guarantees. Schedule 3.20(i) hereto sets forth a summary of the material terms of, together with photocopies of, all loan agreements, debt instruments, guarantees, or any related documents of any nature whatsoever (collectively, "Loan Agreements") which are outstanding on the date hereof and to which the General Partner or the Partnership is a party or by which either of them is bound. Except as otherwise set forth in Schedule 3.20(ii) hereto, (i) all outstanding liabilities and debts of the General Partner and the Partnership may be prepaid in whole or in part at any time without penalty, (ii) all of such liabilities and debts shall continue as liabilities and debts of the General Partner and the Partnership notwithstanding the transactions contemplated by this Agreement and the agreements related hereto without mandatory prepayment, penalty or points, and (iii) the General Partner and the Partnership, as the case may be, have made all payments currently due under any such Loan Agreements, neither the General Partner nor the Partnership has received notice, and neither the General Partner nor the Partnership has any knowledge, of any default under any such Loan Document and no event, occurrence, condition, or act has occurred which, with the giving of notice, the lapse of time or both, would become a default or event of default by either party under any such Loan Agreement. The principal amount outstanding as of the date hereof under each Loan Agreement, together with accrued interest thereon, is set forth on Schedule 3.20(i) hereto.

           3.21 Labor Relations. Neither the General Partner nor the Partnership has been notified, and neither the General Partner nor the Partnership are aware, that either of them has or is engaged in any unfair labor practice with respect to any employees of the General Partner or the Partnership and no unfair labor practice complaint has been brought or is pending before the National Labor Relations Board with respect to any of the employees of the General Partner or the Partnership. The General Partner and the Partnership are not currently, and during the past 24 months have not been, involved in any labor discussions with any unit or group seeking to become a bargaining unit for any of their employees and neither the General Partner nor the Partnership is aware of any attempt to organize such a bargaining unit. There are no strikes or other labor troubles now pending or, to the knowledge of the General Partner and the Partnership, threatened against the General Partner or the Partnership. The General Partner and the Partnership have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal employment, collective bargaining and the payment of social security and other Taxes.

           3.22 Claims and Litigation. There are no Claims pending or, to the knowledge of the General Partner and the Partnership, threatened against or affecting the General Partner or the Partnership, and the General Partner and the Partnership do not know of any valid basis for any such Claims. There are no Claims pending or, to the knowledge of the General Partner and the Partnership, threatened against the Sellers, the General Partner or the Partnership seeking to prevent or to challenge the transactions contemplated by this Agreement and the agreements related hereto. Neither the General Partner nor the Partnership is subject to any Order entered in any lawsuit or proceeding which has or may have an adverse effect on the business, operations, condition (financial or otherwise), results of operations or prospects of the Partnership or the General Partner's or the Partnership's ability to consummate the transactions contemplated by this Agreement or any other agreement contemplated herein.

           3.23 Compliance with Laws, Orders, By-Laws, Rules and Regulations. Neither the General Partner nor the Partnership is in, and neither has received notice of any, default or non-compliance under, and the General Partner and the Partnership have complied in all material respects with, all laws, Orders and regulations of any court, governmental department, commission, board, agency or instrumentality, domestic or foreign, affecting the General Partner or the Partnership or affecting the Partnership's customers to the extent that either the General Partner or the Partnership is obligated to comply on behalf of any such customers (including, but not limited to, laws, Orders, and regulations relating to zoning, building codes, antitrust, wage and hour, price guidelines, the Occupational Safety and Health Act, sexual harassment, hiring, collective bargaining, and the payment of withholding and social security taxes). All permits, licenses and other authorizations and approvals necessary for or material to the conduct of the business of the Partnership have been duly obtained and are in full force and effect. There are no proceedings pending or, to the knowledge of the General Partner and the Partnership, threatened that may result in the revocation, cancellation, suspension or modification of any of such permits, licenses or other authorizations and approvals which revocation, cancellation, suspension or modification would have a Material Adverse Effect on the General Partner or the Partnership.

           3.24 Absence of Certain Changes. Except as set forth on Schedule 3.24 hereto, since February 28, 1998, neither the General Partner nor the Partnership has (i) mortgaged, pledged or subjected to any Lien any of its assets, tangible or intangible, (ii) sold or transferred any of its assets or canceled any debts or claims, except for the sale of inventory and the collection of receivables in the ordinary course of business, (iii) assigned, subleased, sublicensed, terminated, or received notice of the termination of any lease or license with respect to any property (except customer agreement terminations in the ordinary course of business), (iv) suffered any losses or waived any rights (except in the ordinary course of business), (v) made or guaranteed any loans to any Person, (vi) entered into any transactions other than in the ordinary course of business, other than this Agreement, (vii) incurred any obligation to pay commissions, royalties or other amounts to any party (except in the ordinary course of business), (viii) incurred any material liability, obligation or indebtedness, direct or indirect, absolute or contingent, whether due or to become due, (ii) canceled, without payment in full, any notes, loans or other obligations receivable from the Sellers, any partner, shareholder, officer, director or employee of the General Partner or the Partnership or any other Person, or (x) declared, made, set aside or paid any dividend or any distributions or payments on, or any purchase or redemption of, any class of stock or other interest of the General Partner or the Partnership or any commitments therefor.

           3.25 No Material Adverse Change. Since February 28, 1998, there has been no material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of the General Partner or the Partnership as shown on the Balance Sheets and the related income statements other than as expressly permitted by this Agreement.

           3.26 Employees; Employment Practices; Compensation and Vacations.
Schedule 3.26(i) hereto contains a true and complete listing of all employees and consultants of the General Partner and the Partnership as of the date hereof, their title, annual salary (including base compensation and additional compensation or the terms thereof, if determined pursuant to a scale or formula), date of hire, date of next review and date of last review. Except as set forth on Schedule 3.26(ii) hereto, on and as of March 31, 1998, there are no vacation pay, bonuses, commissions, sick pay, or other fees or benefits in respect of work done earned or due to or expected by any present, former or prospective employees, not fully paid or accrued on the Balance Sheets. Except as set forth on Schedule 3.26(iii) hereto, since February 28, 1998, except in the ordinary course of business and consistent as to timing and amount with past practices, the General Partner and the Partnership have not: (i) increased the compensation payable or to become payable to or for the benefit of any of its employees, (ii) provided any of its employees with increased security or tenure of employment, (iii) increased the amount payable to any of its employees upon the termination of any such person's employment, or (iv) increased, augmented or improved benefits granted to or for the benefit of any of its employees under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance or other direct or indirect benefit plan or arrangement. Except as set forth on Schedule 3.26(iv) hereto, no Employee has given notice to the General Partner or the Partnership to terminate his or her employment nor has any Employee threatened to give notice of termination and the General Partner and the Partnership have no knowledge of the intention of any employee to do so.

           3.27 Employee Benefit Plans. (a) Except as set forth on Schedule 3.27(a) hereto, neither the General Partner nor the Partnership has any actual or contingent liability or obligation with respect to any employee benefit plan, policy, arrangement or agreement (including without limitation, any savings, retirement, fringe benefit, stock option, bonus, incentive compensation, deferred compensation, excess, supplemental executive compensation, employee stock purchase, vacation, sickness or disability, severance or separation, restricted stock plan, policy or arrangement) or employment or consulting contracts or agreements (including without limitation, any "employee benefit plan", as defined in ERISA), whether or not subject to ERISA, whether written or oral ("Employee Benefit Plans"). With respect to each Employee Benefit Plan, the General Partner or the Partnership has heretofore delivered to ADP true and complete copies of the following documents, where applicable: (i) the text of the Employee Benefit Plan (including any amendments thereto) and of any trust or insurance contract maintained in connection therewith, (ii) the three most recent annual reports (IRS Form 5500 series), together with required schedules filed with the Internal Revenue Service ("IRS") and any financial statements or opinions required under ERISA, (iii) the most recent summary plan description and all modifications, and (iv) the most recent determination letter issued by the IRS.

           (b) Neither the General Partner, the Partnership nor any other corporation or other trade or business which is or has been under common control with the General Partner or the Partnership (as determined under Section 414(b), (c), (m) or (o) of the Code) has ever maintained, contributed to or incurred any obligation or liability with respect to (i) any "multiemployer plan", as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code (either as an employer or a joint employer) or (ii) any other plan covered by Title IV of ERISA or subject to the requirements of Section 412 of the Code and neither the General Partner nor the Partnership has any actual or contingent liability under Title IV of ERISA or
Section 412 of the Code to any person or entity, including the Pension Benefit Guaranty Corporation, the IRS, any such plan or the participants (or their beneficiaries) in any such plan and there is no basis for any such liability as the result of or after the consummation of the transactions contemplated by this Agreement.

           (c) Each Employee Benefit Plan that is intended to be qualified under
Section 401 of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501 of the Code and all contributions made thereto have been deductible by the General Partner or the Partnership, as the case may be. A favorable determination letter has been issued by the IRS with respect to each such plan and trust, which letter includes a determination with respect to the qualification of the plan under the Code (or if such letter has not yet been received, an application has been made to the IRS for such determination within the remedial amendment period so that such letter will have retroactive effect to the effective date of such legislation) and there are no facts and nothing has occurred that would adversely affect the qualification of such plan.

           (d) No Employee Benefit Plan is a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code and there have been no other "welfare benefit funds" within the meaning of Section 419 of the Code relating to any of the employees or former employees of the General Partner or the Partnership. Except as set forth on Schedule 3.27(d) hereto, no Employee Benefit Plan provides health, dental, life insurance or other welfare benefits (whether on an insured or self-insured basis) to any of such employees after their retirement or other termination of employment from the General Partner or the Partnership (other than continuation coverage required under Section 601 through 609 of ERISA and Section 4980B of the Code that may be purchased at the sole expense of the employee).

           (e) Each Employee Benefit Plan has, in all material respects, been maintained and administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such plan and there is no audit, investigation, dispute, arbitration, claim, suit, or grievance, pending or, to the knowledge of the General Partner and the Partnership, threatened, involving an Employee Benefit Plan (other than routine claims for benefits), and, to the knowledge of the General Partner and the Partnership, there is no basis for such a claim. There have been no "prohibited transactions" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Employee Benefit Plan.

           (f) All contributions have been made under, and all obligations to any of the employees or former employees of the General Partner and the Partnership (including vacation entitlements) have been satisfied with respect to, each Employee Benefit Plan for all periods up to the date hereof, except as set forth in the Historical Financial Statements. Except as set forth on
Schedule 3.27(f) hereto, the costs of all Employee Benefit Plans are fully accrued and reflected in the Historical Financial Statements.

           (g) Except as otherwise set forth on Schedule 3.27(g) hereof, none of the Employee Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or the acceleration of any rights to benefits under any Employee Benefit Plan or obligates the General Partner or the Partnership to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or any agreement related hereto or as a result of a "change in control" (within the meaning of such term under Section 280G of the Code).

           3.28 Notes and Accounts Receivable. All of the notes and accounts receivable of the General Partner and the Partnership (including, without limitation, those reflected on the Balance Sheets) are actual and bona fide notes and accounts receivable, representing obligations for the total dollar amount thereof shown on the books of the General Partner or the Partnership, as the case may be (less reserves, if any), that resulted from the ordinary course of the Partnership's business and are collectible in accordance with their terms, and there are no Liens on any of such notes or accounts receivable, except as set forth in Schedule 3.28(i) hereto.

           3.29 Casualty Losses. Since February 28, 1998 there has not been any loss, damage or destruction to or of any of the assets, property or business of the General Partner or the Partnership nor have any of such assets, properties or business of the General Partner or the Partnership been affected as a result of fire, accident or other casualty, war, civil strife or act of God.

           3.30 Environmental Compliance. Neither the General Partner nor the Partnership has received any notification and neither is aware that Hazardous Materials have been generated, used, treated or stored on, released or disposed of on, or transported to or from, any real property owned or leased by the General Partner or the Partnership. The General Partner and the Partnership are in compliance in all material respects with applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any such property. There are no pending or, to the knowledge of the General Partner and the Partnership, threatened claims, suits, demands, investigations, proceedings or other actions relating to any Environmental Law with respect to any such property. There are no Environmental laws which would prevent or delay the transactions contemplated by this Agreement or would create any liability on behalf of the General Partner or the Partnership.

         3.31 Transactions with Affiliates. (a) Schedule 3.31 hereto sets forth a summary of the material terms, together with photocopies (if in writing), of all contracts, agreements or arrangements of any nature whatsoever, whether written or oral, between the General Partner or the Partnership and any of their respective Affiliates, including the Sellers (or any of such Sellers' Affiliates), including without limitation any employment agreement or other compensation or reimbursement arrangement, any loan or guarantee, and any purchase or sales agreement.

         (b) The Sellers have no present intention of amending their license and maintenance agreements with the Partnership regarding any Business Intellectual Property.

         3.32 Disclosure. None of this Agreement, the agreements related hereto, the Historical Financial Statements or any Schedule, Exhibit, agreement certificate or other document attached hereto or thereto or delivered in accordance with the terms hereof or thereof or, to the knowledge of the General Partner and the Partnership, any other written materials furnished or to be furnished by the General Partner or the Partnership to ADP contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.33 Brokers' and Finders' Fees. Except as set forth on Schedule 3.33 hereto, no agent, broker, Person or firm acting on behalf of the General Partner, the Partnership, any of the Sellers or any of their respective Affiliates is, or will be, entitled to any fee, commission, broker's or finder's fee or similar payment from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.


                                    SECTION 4

                      REPRESENTATIONS AND WARRANTIES OF ADP

         ADP represents and warrants to each of the Sellers that:

         4.1 Organization and Standing. ADP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority and all authorizations, licenses, permits and certificates necessary to own, lease or license its property and to conduct its business as now conducted.

         4.2 Authorization; Consents. (a) ADP has the corporate authority to execute and deliver this Agreement and the agreements related hereto, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Such execution, delivery and performance have been duly authorized by all necessary corporate action of ADP. This Agreement has been duly executed and delivered by ADP and constitutes the legal, valid and binding obligation of ADP enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the agreements related hereto by ADP will not breach or violate any provision of, nor cause any event by which a right of termination or acceleration or Lien on any of their properties or assets would be created under
(i) any statute or regulation or any Order of any court or other agency of government or any judgment, award or decree, (ii) its charter or By-Laws, or
(iii) any indenture, contract, instrument or other agreement by which ADP is bound.

         (b) There are no consents, approvals or authorizations, declarations, filings or registrations with, or notices to, any governmental or regulatory authority required to be made or obtained by ADP in connection with the execution and delivery of this Agreement and the agreements related hereto and the performance of the transactions contemplated hereby and thereby.

         4.3 Brokers' and Finders' Fees. No agent, broker, Person or firm acting on behalf of ADP or any of its Affiliates is, or will be, entitled to any fee, commission, broker's or finder's fee or similar payment from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

                                    SECTION 5

                                    COVENANTS

         5.1 Nomination of Director. The Selling Shareholders hereby agree to nominate for election to the board of directors of the General Partner (the "Board"), and to elect to such Board, one individual designated by ADP, and to vote all of their voting shares in the General Partner, and to cause their Affiliates to vote all voting shares in the General Partner controlled by such affiliates in favor of the election of such individual to the Board and, to the extent necessary, to take any and all further action necessary to ensure the election and maintenance of such individual as a member of the Board throughout the term of this Agreement. Notwithstanding the foregoing, the individual designated by ADP shall not participate in any Board matters relating to the back office products and/or services of the Partnership and the individual designated by ADP, on the one hand, and the Board, on the other hand, shall not exchange any information of the type described on Exhibit D with the other relating to the respective back office products and/or services of ADP and the Partnership (except for (i) technical information regarding ADP's back office products and/or services to the extent necessary to interface ADP's back office products and/or services with the Partnership's BrokerView(TM) product as contemplated by the BrokerView(TM) Agreement and (ii) information necessary in connection with ADP's decision as to whether to exercise the Call). Accordingly, ADP and the Partnership and the director shall comply with the procedures and the confidentiality provisions described on Exhibit D for Board meetings and for the exchange of information generally to prevent the exchange of any such back office-related information.

         5.2 Annual and Quarterly Financial Statements. The Sellers shall cause the General Partner and the Partnership to deliver to ADP all information relating to the General Partner and the Partnership which is required to be delivered to the shareholders of the General Partner and the partners of the Partnership under the Shareholder Agreement and the Partnership Agreement, during the time periods provided for therein, including without limitation, the financial statements of the Partnership and the General Partner required to be delivered pursuant to Section 9.6 of the Partnership Agreement. The provisions of this Section 5.2 shall be subject to the procedures set forth in Exhibit D.

         5.3 Right of First Refusal. If, prior to the Call Termination Date, the Partnership or the General Partner receives a Bona Fide Offer from a Person which is financially responsible to purchase either all or substantially all of their assets or an ownership interest in the General Partner and/or the Partnership for cash (or cash equivalents) payable in full at closing, which Bona Fide Offer is subject only to contingencies respecting title and the performance of standard due diligence (a "Proposed Offer") or the Partnership or the General Partner determine to make a public offering of ownership (a "Public Offering"), then the General Partner or the Partnership, as the case may be, shall first offer to sell the same interest to ADP for a consideration and on terms and conditions equivalent to those of the Proposed Offer or Public Offering. ADP shall have 30 days after receiving a complete and correct copy of the terms and conditions of the Proposed Offer or Public Offering to accept or reject such Proposed Offer or Public Offering and to purchase the same interest on the same terms and conditions. In the event ADP either fails to timely accept or reject any such Proposed Offer or Public Offering, ADP's right of first refusal with respect to such transaction shall be void and of no effect. Prior to the Call Termination Date, the Partnership and the General Partner shall not sell all or substantially all of their assets or any ownership interest in the General Partner and/or the Partnership or make a public offering of ownership unless they have first complied with the foregoing provisions of this Section 5.3.

         5.4 Transfer Subject to this Agreement. Prior to the Call Termination Date, Sellers shall not Transfer any shares of Common Stock or Partnership Interests to any Person that has not executed and delivered to ADP, the General Partner, the Partnership and the other Sellers counterparts of this Agreement, the Shareholder Agreement and the Partnership Agreement, whereby such transferee has agreed to be bound by the obligations of the transferring Seller under this Agreement, the Shareholder Agreement and the Partnership Agreement (to the same extent that the transferring Seller was bound prior to the Transfer).

         5.5 Ordinary Course Transactions. The Sellers shall cause the General Partner and the Partnership to carry on the business of the Partnership in the ordinary course. The Sellers shall not allow the General Partner or the Partnership to dispose of any assets except in the ordinary course of business, or purchase a material equity interest in, or material portion of the assets of, or merge with or into or enter into any business combination involving, any other Person prior to the Call Termination Date, except in accordance with the terms of this Agreement. Except as provided herein and in the Partnership Agreement and the Shareholder Agreement, neither the General partner nor the Partnership shall enter into any transactions with any Seller other than on an arm's length basis.

         5.6 Licensing Provisions. In addition, the Sellers shall cause the Partnership to use its best efforts to not include in any licensing agreement into which it enters a change of control provision (i.e., a provision which would permit the licensee to terminate the licensing agreement upon a change of control of the Partnership or the General Partner).

         5.7 Sale of Source Code. In no event shall Sellers permit the General Partner or the Partnership to sell, in any form, all or a portion of the source code for any software product offered by the Partnership, or any Intellectual Property Rights relating thereto whatsoever; provided, however, that the General Partner or the Partnership may (and the Sellers may permit them to) (i) license to the Partnership's customers who are the end users of such software all or a portion of the source code for any software product offered by the Partnership, or any Intellectual Property Rights relating thereto, in the ordinary course of its business or (ii) sell, in any form, all or a portion of the source code for any software product offered by the Partnership, or any Intellectual Property Rights relating thereto, provided that such software product does not comprise a significant portion of the software products currently contemplated to be offered by the Partnership and such sale is in the ordinary course of business: provided further, however, that the General Partner or the Partnership shall not in any event (and the Sellers shall not permit them to) sell, in any form, a significant portion of the source code for any software product offered by the Partnership which is listed on Exhibit 1.5 to the BrokerView(TM) Agreement, or any Intellectual Property Rights relating thereto.

         5.8 Non-Hire: Non-Disclosure. (a) During the period commencing on the date hereof and ending two years after the later of (i) the Call Termination Date and (ii) the Call Exercise Date, the Sellers, the General Partner and the Partnership, on the one hand, and ADP, on the other hand, shall not, directly or indirectly, hire or employ, or recruit, solicit or encourage to leave the employ of other or any of their or its, as the case may be, Affiliates, any individual who is now or hereafter becomes an employee or a consultant of the Sellers, the General Partner and the Partnership, on the one hand, and ADP, on the other hand, or any of their or its, as the case may be, Affiliates until such person has ceased to be an employee or a consultant of any of such entities for a period of at least two years (the parties acknowledge and agree that the exercise of the Call by ADP shall not violate this provision).

         (b) The Sellers, the General Partner and the Partnership, on the one hand, and ADP, on the other hand, shall not, directly or indirectly, disclose, furnish or make accessible to any Person, or other entity whatsoever, or to any officer, director, shareholder, partner, associate, employee, agent or representative of any such entity, any proprietary information which is not in the public domain (including, without limitation, any customer lists, business methods, procedures, pricing and marketing structure and strategy, source or object codes, experimental or research work, names and addresses of current, former and prospective clients or employees, or any other trade secrets, technical data, or know-how of any kind) relating to the businesses of the other which is obtained as a result of the transactions contemplated by this Agreement.

         5.9 Automatic Guaranty. Automatic hereby guarantees full performance of all of ADP's obligations under this Agreement.

                                   SECTION 6

                       THE CALL AND THE SUBSEQUENT SHARES
                    AND THE SUBSEQUENT PARTNERSHIP INTERESTS

         6.1 The Call. (a) The Sellers hereby grant to ADP and its Affiliates, upon the terms and subject to the conditions of this Agreement, an exclusive call right (the "Call") to purchase the Subsequent Shares and the Subsequent Partnership Interests at the Subsequent Purchase Price on the fifth anniversary of this Agreement or as soon thereafter as commercially practicable, subject to the determination of the Subsequent Purchase Price in accordance with Exhibit C hereof and subject to Section 6.1(b) below; provided, however, that the Call shall terminate on the Call Termination Date.

         (b) If ADP or its Affiliate elects to exercise the Call but is prohibited from affecting the exercise of the Call by any statute or regulation or any Order of any court or other agency of government or any judgment, award or decree, then payment of the Subsequent Purchase Price by ADP or its Affiliate shall be conditional upon, and postponed until a date which is 30 days after the entry of, judgment in favor of permitting the Call to be exercised by ADP or its Affiliate, from which no appeal is or may be taken; provided, however, that the Call Exercise Date may not be postponed beyond the date which is six years after the date hereof (or four years after the date hereof in the event that the Sellers elect to accelerate the Call in accordance with Section 6.1(e) below), unless ADP pays to the Partnership an amount equal to $100,000 for each month that the Call Exercise Date is Postponed beyond such date (all of such amounts shall be offset against ADP's obligations to pay for the Investment Banks under Exhibit C, first, and ADP's obligations to pay the Subsequent Purchase Price, second, and in the event that ADP does not exercise the Call any amounts remaining after paying for the Investment Banks in accordance with Exhibit C shall not be refunded to ADP); provided further, however, that the Call Exercise Date may not be postponed in any event beyond the date which is 7 years after the date hereof (or 5 years after the date hereof in the event that the Sellers elect to accelerate the Call in accordance with Section 6.1(e) below). For purposes of this Agreement, the "Call Termination Date" shall mean the earlier of (i) the date that ADP or its Affiliate elects not to exercise the Call, (ii) the date that ADP elects not to exercise its right of first refusal in accordance with Section 5.3 above (provided that the transaction contemplated by the Proposed Offer or Public Offering relating to such right of first refusal is ultimately consummated), (iii) the date which is 7 years after the date hereof or (iv) in the event that the Sellers elect to accelerate the Call in accordance with
Section 6.1(e) below, the date which is 5 years after the date hereof.

         (c) If ADP or its Affiliate elects to exercise the Call, ADP or its Affiliate shall give to each of the Sellers a notice (the "Call Notice") within 15 days after receipt of the determination of the Subsequent Purchase Price in accordance with Exhibit C hereof, which Call Notice shall specify a date for the Closing of the purchase and sale of the Subsequent Shares and the Subsequent Partnership Interests pursuant to the Call (the "Call Exercise Date"). The Call Exercise Date specified in the Call Notice shall be (i) a Business Day, and (ii) not less then 10 days nor more than 90 days after the date of the Call Notice (subject to postponement in accordance with Section 6.1(b) above).

         (d) Notwithstanding any other provisions of this Agreement, ADP shall have no obligation whatsoever to exercise the Call, and shall have no liability whatsoever for not exercising the Call.

         (e) The Sellers may accelerate the Call to the Third Anniversary of this Agreement subject to the provisions of this Section 6 (the "Put"); provided, however, that the Sellers may accelerate the Call as provided above only if the Partnership has successfully completed the development and installation of its back office system in a production environment prior to such third anniversary. In order to exercise the Put, the Sellers shall notify ADP of the Put in writing no later than sixty days prior to the third anniversary of this Agreement. In the event that the Sellers accelerate the Call in this fashion and ADP does not timely purchase the Subsequent Shares and the Subsequent Partnership Interests (subject to Section 6.1(b) above), ADP shall have no further rights to exercise the Call.

         6.2 Subsequent Shares and Subsequent Partnership Interests. If and after ADP or its Affiliate has exercised the Call, subject to the terms and conditions of this Agreement, at the Subsequent Closing, each of the Sellers shall sell to ADP or its Affiliate his or its applicable portion of the Subsequent Shares and Subsequent Partnership Interests, and ADP or its Affiliate shall purchase all of such Subsequent Shares and Subsequent Partnership Interests.

         6.3 Subsequent Closing. The closing of the sale and purchase of the Subsequent Shares and Subsequent Partnership Interests (the "Subsequent Closing") shall take place at a mutually agreed location and time on the date elected by ADP in accordance with Section 6.1(c) above, or such other date as may be agreed upon by ADP and the Sellers. The actual date of the Subsequent Closing shall be referred to as the "Subsequent Closing Date."

         6.4 Deliveries at the Subsequent Closing. At the Subsequent Closing:

         (a) each of the Sellers shall deliver or cause to be delivered to ADP or its Affiliate: (i) share certificates representing the number of each such parties' Subsequent Shares, duly endorsed in blank or accompanied by stock powers or other appropriate instruments of transfer, executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed (the cost of which, if any, shall be borne by ADP), and (ii) such other documents or evidences as may be required by Section 7 to be delivered on or prior to the Subsequent Closing Date.

         (b) the Sellers and the Partnership shall amend the Partnership Agreement to reflect the transfer to ADP or its Affiliate of the Subsequent Partnership Interests.

         (c) The Shareholder Agreement shall be terminated.

         (d) ADP or its Affiliate shall pay to the Sellers, for the Subsequent Shares and Subsequent Partnership Interests, the Subsequent Purchase Price (which payment shall be allocated among the Sellers in accordance with the allocation provided to ADP by the Sellers) by wire transfer of immediately available funds, or certified or bank check.

                                    SECTION 7

                      CONDITIONS TO THE SUBSEQUENT CLOSING

         7.1 Conditions Applicable to ADP's Obligations. If ADP or its Affiliate has exercised the Call, the obligations of ADP or its Affiliate under this Agreement to enter into and complete the Subsequent Closing are subject to the Sellers having executed and delivered to ADP or its Affiliate a Subsequent Purchase Agreement (the "Subsequent Purchase Agreement"), which includes mutually agreed upon terms and conditions which are standard and customary for transactions similar to the Subsequent Closing.

         7.2 Conditions Applicable to Sellers Obligations. The obligations of the Sellers under this Agreement to enter into and complete the Subsequent Closing are subject to ADP or its Affiliate having executed and delivered to each of the Sellers the Subsequent Purchase Agreement.

                                    SECTION 8

                          SURVIVAL AND INDEMNIFICATION

         8.1 Survival of Representations, Warranties and Covenants. The respective representations and warranties of the Sellers, on the one hand, and ADP, on the other hand, contained in this Agreement or in any Exhibit, Schedule, agreement or other document delivered in connection with the Closing pursuant hereto or thereto shall survive the date hereof, but shall expire on the third anniversary of the date hereof, except that (i) each of the

Sellers' representations and warranties in Sections 3.11, 3.16 and 3.30 hereof shall expire upon the expiration of all statutes of limitation applicable thereto and (ii) any of such representations and warranties shall survive with respect to, and to the extent of, any claim for which a Certificate has been delivered to the Indemnifying Party prior to such expiration. The respective covenants and agreements of ADP and the Sellers contained in this Agreement or in any Exhibit, Schedule, agreement or other document delivered in connection with this Agreement (including, without limitation, the respective indemnification obligations of ADP and each of the Sellers set forth in Sections 8.2(a) and 8.2(b) hereof) shall survive the consummation of the transactions contemplated by this Agreement.

          8.2 Indemnification. (a) Each of the Sellers shall indemnify, defend and hold harmless ADP and its Affiliates, and the officers, directors, shareholders and employees of ADP and such Affiliates, from and against, and pay or reimburse ADP and such Affiliates (and such officers, directors, shareholders and employees) for, any and all costs, losses, damages or liabilities (including, without limitation, fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and any third party or otherwise) (collectively, "Losses" and individually, a "Loss"), whether or not resulting from any third party claims, incurred or suffered by ADP or any such Affiliates (or any of such officers, directors, shareholders and employees) with respect to or in connection with:

          (i) the failure of any representation or warranty made in or pursuant to this Agreement or the Schedules or Exhibits hereto or in any other agreements, certificates or documents delivered in connection with this Agreement by any of the Sellers to be true and correct in all respects as of the date of this Agreement; or

          (ii) any breach or nonfulfillment of any covenant or obligation of any of the Sellers under this Agreement or under any other agreements, certificates or documents delivered in connection with this Agreement by any of the Sellers; or

          (iii) except as may otherwise be provided by this Agreement, any Claim or other matter arising out of any events, conditions, or occurrences relating to the General Partner or the Partnership on or prior to the Closing;

provided, however, that, notwithstanding anything to the contrary in this Agreement or in any agreement or document delivered in connection herewith, the Sellers shall not be required to indemnify and hold harmless the ADP and its Affiliates under this Section 8.2(a) unless and until the aggregate amount of their Losses hereunder exceeds $50,000; and provided, further, that the aggregate liability of each Seller under this Section 8.2(a) or otherwise pursuant to this Agreement or the agreements contemplated hereby shall in no event exceed an amount equal to the aggregate amount(s) actually received by such Seller pursuant to this Agreement or the agreements contemplated hereby.

         (b) ADP shall indemnify, defend and hold each of the Sellers harmless from and against, and pay and reimburse each of the Sellers for, any Loss or Losses, whether or not resulting from any third party claim, incurred or suffered by any of the Sellers with respect to or in connection with:

         (i) the failure of any representation or warranty made in or pursuant to this Agreement or the Schedules or Exhibits hereto or in any other agreements, certificates or documents delivered in connection with this Agreement by ADP to be true and correct in all respects as of the date of this Agreement; or

         (ii) any breach or nonfulfillment of any covenant or obligation of ADP under this Agreement or under any other agreements, certificates or documents delivered in connection with this Agreement by ADP.

         (c) It is specifically understood and agreed that, notwithstanding any provision to the contrary in this Agreement or any agreement executed in connection herewith, in the event a misrepresentation or breach of warranty or covenant in this Agreement or any agreement executed in connection herewith, the remedy of the Indemnified Party shall be limited solely to the indemnity set forth in this Agreement and the Indemnified Party shall not be entitled to any other damages, including, without limitation, special, incidental or consequential damages incurred by the other party or anyone claiming through or on behalf of such other party, even if such party has been advised of the possibility of such damages.

         8.3 Indemnification Procedure. (a) Promptly after the party seeking indemnification (the "Indemnified Party") learns of any event or circumstance, including, without limitation, any claim by a third party described in Section 8.3(c) hereof, that, in the judgment of the Indemnified Party, may give rise to indemnification hereunder, the Indemnified Party shall deliver to the party or parties from which indemnification is sought (the "Indemnifying Party") a certificate (the "Certificate"), which Certificate shall:

         (i) state that the Indemnified Party has incurred or properly accrued Losses, or anticipates that it will incur Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement, and the actual or estimated amount of the Loss or Losses incurred, accrued or anticipated; and

         (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was, or is anticipated to be, incurred or properly accrued, the basis for any anticipated Loss or Losses and the nature of the misrepresentation, breach of warranty or breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder;

provided, however, that any failure or delay by the Indemnified Party in delivering a Certificate to the Indemnifying Party shall not affect the Indemnified Party's right to indemnification under this Section 8, except to the extent that the Indemnifying Party is able to establish its damages resulting directly from such failure or delay.

         (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim described in any Certificate, the Indemnifying Party shall, within ten Business Days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty-day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each such claim to which the Indemnifying Party shall have so objected. In the event such claim is in respect of a third-party claim against the Indemnified Party, the Indemnifying Party shall take such actions as are required pursuant to Section 8.3(c) hereof, provided that the Indemnifying Party's objection against such Indemnifying Party's liability for indemnification shall remain subject to determination under this Section 8.3(b). If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any such claim, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction.

         (c) Promptly after the assertion by any third party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, may result in the incurrence by such Indemnified Party of Losses for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver a Certificate in accordance with
Section 8.3(a) hereof and the Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party, and the payment of expenses). Until the Indemnifying Party shall have so assumed the defense of the Indemnified Party against such claim following the delivery of such Certificate, the Indemnified Party may, but shall not be obligated to, undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party, and if such Indemnified Party is entitled to indemnification under this Section 8, all legal or other expenses reasonably incurred by the Indemnified Party shall be borne by the Indemnifying Party. Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the Indemnifying Party shall have failed, within ten Business Days after receipt of a Certificate in respect of such claim, to assume the defense of such claim or to notify the Indemnified Party in writing that it will assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, which authorization shall not be unreasonably withheld, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to either party and that the assertion (or nonassertion) by the Indemnifying Party of any of such defenses will be adverse to the interests of the Indemnified Party. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the consent of the Indemnifying Party, but if settled with the consent of the Indemnifying Party, or if there be final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Loss or Losses by reason of such settlement or judgment. After any such claim has been filed or initiated, each party shall make available to the other and its attorneys and accountants all pertinent information under its control relating to such claim which is not confidential or proprietary in nature or which is made available under the terms of a confidentiality agreement or is delivered or obtained under appropriate protective orders satisfactory to such party and the parties agree to render to each other such assistance as they may reasonably require of each other in order to facilitate the proper and adequate defense of any such claim.

         (d) Within five Business Days of the determination of the amount of any
(i) claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within ten Business Days of receipt of such Certificate, (ii) claims for Losses covered by a memorandum of agreement of the nature described in Section 8.3(b) hereof, (iii) claims for Losses the validity and amount of which have been the subject of judicial determination as described in such Section 8.3(b) or (iv) claims for Losses the validity and amount of which shall have been the subject of a final judicial determination as described in Section 8.3(c) hereof, in each case, the Indemnifying Party shall pay such determined amount in immediately available funds to the Indemnified Party by such means of payment as shall be requested by the Indemnified Party not less than one Business Day prior to such payment.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1 Further Assurances. Each party shall, at the request of the other, at any time and from time to time following the date hereof, execute and deliver to the requesting party such further instruments, take or cause to be taken all actions and do or cause to be done all other things as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the provisions of this Agreement.

         9.2 Non-Disclosure of the Terms of this Agreement. The General Partner, the Partnership and each of the Sellers, on the one hand, and ADP, on the other hand, agree that without the consent of the other they will not disclose any of the terms, conditions or other facts with respect to this Agreement, except pursuant to a subpoena or other court process or at the express direction of any other authorized government agency (provided that the party who receives such a demand promptly notifies the other party of the existence, terms and circumstances surrounding such demand).

         9.3 Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been given and received: (i) the same day, if by hand delivery, (ii) the next day, if by overnight courier, (iii) five days after mailed, in any general or branch United States Post Office, enclosed in a registered or certified post-paid envelope, return receipt requested, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice, or (iv) upon confirmation of receipt, if by facsimile transmission:



          If to the Partnership, to:

          William W. Simpson
          Comprehensive Software Systems, Ltd.
          25178 Genesee Trail Road
          Golden, CO 80401

          With a copy to:

          Marc J. Musyl, Esq.
          Rothgerber, Appel, Powers & Johnson LLP
          One Tabor Center, Suite 3000
          1200 Seventeenth Street
          Denver, CO 80202

          If to the General Partner, to:

          William W. Simpson
          CSS Management, Inc.
          25178 Genesee Trail Road
          Golden, CO 80401

          With a copy to:

          Marc J. Musyl, Esq.
          Rothgerber, Appel, Powers & Johnson LLP
          One Tabor Center, Suite 3000
          1200 Seventeenth Street
          Denver, CO 80202

          If to any of the Sellers, to

          With a copy to:

          Marc J. Musyl, Esq.
          Rothgerber, Appel, Powers & Johnson LLP
          One Tabor Center, Suite 3000
          1200 Seventeenth Street
          Denver, CO 80202

          If to ADP, to:

          ADP Financial Information Services, Inc.
          Two Journal Square Plaza
          Jersey City, New Jersey 07306
          Attention: Group President
          Telecopy No. (201) 714-3506

          With a copy to:

          Automatic Data Processing, Inc.
          One ADP Boulevard
          Roseland, New Jersey 07068
          Attention: General Counsel
          Telecopy No. (201) 535-6199


          Any notice of change of address in accordance with the foregoing shall be effective only upon receipt.

          9.4 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them (other than any non-disclosure or confidentiality agreement between the General Partner, the Partnership or any of their respective Affiliates, including the Sellers, and ADP and any of its Affiliates), and no party hereto shall be bound by any representation, warranty, covenant, term or condition other than as expressly provided for herein or therein.

          9.5 Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Colorado, without giving effect to principles of conflicts of law.

         9.6 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby.

         9.7 Assignability. Neither this Agreement, nor any of the rights or obligations hereunder, may be assigned by any party hereto without the prior written consent of ADP, the Company and each of the Sellers. This Agreement and its rights and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.8 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.9 Amendment. This Agreement may not be amended or modified except by an instrument in writing executed on behalf of the General Partner, the Partnership, ADP and each of the Sellers.

         9.10 Waiver. Any extension or waiver hereunder shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of any party to perform its obligations under this Agreement.

         9.11 Expenses. All Transaction Expenses shall be paid by the party incurring such Transaction Expenses.

         IN WITNESS WHEREOF, ADP, the General Partner, the Partnership and each of the Sellers have duly executed and delivered this Agreement as of the day and year first above written.

                                    ADP FINANCIAL INFORMATION SERVICES, INC.

                                    By /s/ JAMES B. BENSON
                                      ------------------------------------
                                      James B. Benson, President

                                    COMPREHENSIVE SOFTWARE SYSTEMS LTD.

                                    By CSS Management, Inc., its general partner

                                       by /s/ WILLIAM W. SIMPSON
                                         ---------------------------------------
                                         Name: William W. Simpson
                                         Title: President

                                         CSS MANAGEMENT, INC.

                                         By /s/ WILLIAM W. SIMPSON
                                            ------------------------------------
                                            Name: William W. Simpson
                                            Title: President


                                         COMPREHENSIVE SECURITIES SYSTEMS, INC.

                                         By /s/ WILLIAM W. SIMPSON
                                            ------------------------------------
                                            Name: William W. Simpson
                                            Title: President


                                         AMERITRADE HOLDING CORPORATION

                                         By /s/ JOSEPH A. KONEN
                                            ------------------------------------
                                            Name: Joseph A. Konen
                                            Title: President and COO


                                         BHC SECURITIES, INC.

                                         By
                                            ------------------------------------
                                            Name: William Spane, Jr.
                                            Title:


                                         MCDONALD & COMPANY SECURITIES, INC.

                                         By
                                           -------------------------------------
                                           Name: William B. Summers
                                           Title:


                                         MORGAN STANLEY & CO., INCORPORATED

                                         By
                                           -------------------------------------
                                           Name: Robert F. Garland
                                           Title:

                                         CSS MANAGEMENT, INC.

                                         By
                                            ------------------------------------
                                            Name: William W. Simpson
                                            Title: President


                                         COMPREHENSIVE SECURITIES SYSTEMS, INC.

                                         By
                                            ------------------------------------
                                            Name: William W. Simpson
                                            Title: President


                                         AMERITRADE HOLDING CORPORATION

                                         By
                                            ------------------------------------
                                            Name: J. Joe Rickets
                                            Title:


                                         BHC SECURITIES, INC.

                                         By /s/ WILLIAM SPANE, JR.
                                            ------------------------------------
                                            Name: William Spane, Jr.
                                            Title: President


                                         MCDONALD & COMPANY SECURITIES, INC.

                                         By
                                           -------------------------------------
                                           Name: William B. Summers
                                           Title:


                                         MORGAN STANLEY & CO., INCORPORATED

                                         By
                                           -------------------------------------
                                           Name: Robert F. Garland
                                           Title:

                                         CSS MANAGEMENT, INC.

                                         By
                                            ------------------------------------
                                            Name: William W. Simpson
                                            Title: President


                                         COMPREHENSIVE SECURITIES SYSTEMS, INC.

                                         By
                                            ------------------------------------
                                            Name: William W. Simpson
                                            Title: President


                                         AMERITRADE HOLDING CORPORATION

                                         By
                                            ------------------------------------
                                            Name: J. Joe Rickets
                                            Title:


                                         BHC SECURITIES, INC.

                                         By
                                            ------------------------------------
                                            Name: William Spane, Jr.
                                            Title:


                                         MCDONALD & COMPANY SECURITIES, INC.

                                         By /s/ DENNIS J. DONNELLY
                                           -------------------------------------
                                           Name:  Dennis J. Donnelly
                                           Title: Senior Managing Director


                                         MORGAN STANLEY & CO., INCORPORATED

                                         By
                                           -------------------------------------
                                           Name: Robert F. Garland
                                           Title:

                                         CSS MANAGEMENT, INC.

                                         By
                                            ------------------------------------
                                            Name: William W. Simpson
                                            Title: President


                                         COMPREHENSIVE SECURITIES SYSTEMS, INC.

                                         By
                                            ------------------------------------
                                            Name: William W. Simpson
                                            Title: President


                                         AMERITRADE HOLDING CORPORATION

                                         By
                                            ------------------------------------
                                            Name: J. Joe Rickets
                                            Title:


                                         BHC SECURITIES, INC.

                                         By
                                            ------------------------------------
                                            Name: William Spane, Jr.
                                            Title:


                                         MCDONALD & COMPANY SECURITIES, INC.

                                         By
                                           -------------------------------------
                                           Name:  William B. Summers
                                           Title:


                                         MORGAN STANLEY & CO., INCORPORATED

                                         By /s/ CEDRIC G. FOSTER
                                           -------------------------------------
                                           Name:  Cedric G. Foster
                                           Title: Managing Director

                                               RAYMOND, JAMES & ASSOCIATES, INC.

                                               By
                                                  -----------------------------
                                                  Name: Thomas A. James
                                                  Title:


                                                SOUTHWEST SECURITIES, INC.

                                                By
                                                  -----------------------------
                                                  Name: Don A. Buchholz
                                                  Title:


                                                STEPHENS INC.

                                                By /s/ C. RAY GASH
                                                  -----------------------------
                                                  Name: C. Ray Gash
                                                  Title: Senior Vice President



Solely for purposes of Section 5.9:


AUTOMATIC DATA PROCESSING., INC

By
  ---------------------------------------
   Name: James B. Benson
   Title: Vice President

                                               RAYMOND, JAMES & ASSOCIATES, INC.

                                               By
                                                  -----------------------------
                                                  Name: Thomas A. James
                                                  Title:


                                                SOUTHWEST SECURITIES, INC.

                                                By /s/ DAVID GLATSTEIN
                                                  -----------------------------
                                                  Name: David Glatstein
                                                  Title: President


                                                STEPHENS INC.

                                                By
                                                  -----------------------------
                                                  Name: Warren A. Stephens
                                                  Title:



Solely for purposes of Section 5.9:


AUTOMATIC DATA PROCESSING., INC

By
  ---------------------------------------
   Name: James B. Benson
   Title: Vice President

                                               RAYMOND, JAMES & ASSOCIATES, INC.

                                               By  /s/ THOMAS A. JAMES
                                                  -----------------------------
                                                  Name: Thomas A. James
                                                  Title:


                                                SOUTHWEST SECURITIES, INC.

                                                By
                                                  -----------------------------
                                                  Name: Don A. Buchholz
                                                  Title:


                                                STEPHENS INC.

                                                By
                                                  -----------------------------
                                                  Name: Warren A. Stephens
                                                  Title:



Solely for purposes of Section 5.9:


AUTOMATIC DATA PROCESSING., INC

By
  ---------------------------------------
   Name: James B. Benson
   Title: Vice President

                                               RAYMOND, JAMES & ASSOCIATES, INC.

                                               By
                                                  -----------------------------
                                                  Name: Thomas A. James
                                                  Title:


                                                SOUTHWEST SECURITIES, INC.

                                                By
                                                  -----------------------------
                                                  Name: Don A. Buchholz
                                                  Title:


                                                STEPHENS INC.

                                                By
                                                  -----------------------------
                                                  Name: Warren A. Stephens
                                                  Title:



Solely for purposes of Section 5.9:


AUTOMATIC DATA PROCESSING., INC

By /s/ JAMES B. BENSON
  ---------------------------------------
   Name: James B. Benson
   Title: Vice President

                                    EXHIBITS

Exhibit A            Selling Shareholders
Exhibit B            Selling Partners
Exhibit C            Determination of Subsequent Purchase Price
Exhibit D            Procedures for Board Meetings and Exchange of Information



                                    SCHEDULES

Schedule 3.1         Qualifications to Do Business; Real Property Jurisdictions
Schedule 3.4         Conflicts
Schedule 3.5         Contract Consents
Schedule 3.6         Capitalization of the Company
Schedule 3.7         Investments
Schedule 3.10        Undisclosed Liabilities
Schedule 3.11(a)     Tax Returns
Schedule 3.11(b)     Tax Jurisdictions
Schedule 3.11(c)     Tax Waivers, Extensions or Jurisdiction Notifications
Schedule 3.11(h)     Tax Elections
Schedule 3.12        Title to Assets
Schedule 3.13        Fixed Assets
Schedule 3.14(i)     Leases
Schedule 3.14(ii)    Assigned or Sublet Leases
Schedule 3.14(iii)   Lease Defaults
Schedule 3.15(i)     Licensed Properties
Schedule 3.15(ii)    Certain License Rights
Schedule 3.15(iii)   License Defaults
Schedule 3.16(a)     Owned Software, Databases and Documentation
Schedule 3.16(b)     Owned Software, Databases and Documentation Registrations
Schedule 3.16(c)     Trademarks, Tradenames, Etc.
Schedule 3.16(d)     Agreements for the Conversion, Modification or Enhancement of the
Schedule 3.16(g)     Licensed Software, Databases and Documentation
Schedule 3.16(i)     Licensing Fees, Royalties and Other Payments
Schedule 3.16(j)     Contract Rights with respect to the Business Intellectual Property
Schedule 3.17        Insurance Policies
Schedule 3.18(i)     Contracts
Schedule 3.18(ii)    Contract Defaults
Schedule 3.19(i)     Customers
Schedule 3.19(ii)    Special Customer terms
Schedule 3.19(iv)    Customer or Supplier Terminations
Schedule 3.20(i)     Loan Agreements




Schedule 3.20(ii)    Liability and Debt Exceptions
Schedule 3.24        Absence of Certain Changes
Schedule 3.26(i)     Employees
Schedule 3.26(ii)    Unpaid Salary, Etc.
Schedule 3.26(iii)   Changes in Employment
Schedule 3.26(iv)    Employee Terminations
Schedule 3.27(a)     Employee Benefit Plans
Schedule 3.27(d)     Post-Employment Benefits
Schedule 3.27(f)     Unpaid Employee Benefit Plan Costs
Schedule 3.27(g)     Parachute Payment Benefits
Schedule 3.28(i)     Notes and Accounts Receivable
Schedule 3.31        Transactions with Affiliates
Schedule 3.33        Brokers' and Finders' Fees

                         SECURITIES PURCHASE AGREEMENT


Exhibit A       Selling Shareholders
                                                        No. of Shares
                                                           Owned           No. of Shares
                                                        (or Treasury)       Sold to ADP
                CSS Management, Inc.                       71,633.07          3,152.00
                Comprehensive Software Systems, Ltd.       13,067.00              0.00
                Ameritrade Holding Corporation              2,226.18              0.00
                BHC Securities, Inc.                        2,226.18              0.00
                McDonald & Company Securities, Inc.         2,226.18              0.00
                Morgan Stanley & Co. Incorporated           1,942.85              0.00
                Raymond, James & Associates, Inc.           2,226.18              0.00
                Southwest Securities, Inc.                  2,226.18              0.00
                Stephens Inc.                               2,226.18              0.00

                                                          100,000.00          3,152.00


                (At $5.00 per share = $15,760.00)

                         SECURITIES PURCHASE AGREEMENT

Exhibit B      Selling Partners and/or Partnership

                                                              % Interest
                                                               Sold to ADP

               Comprehensive Software Systems, Ltd.               10%




                                                                                   10%
                                                     Distribution           Subsequent
                                                      of ADP $10M       Sharing Ratios
   Limited Partners of CSS, Ltd.                      $10,000,000        (W/ ADP $10M)
                                                           6/2/98               6/2/98
 1 CSS, Inc.                                          $ 5,963,717             37.4672%
 2 BHC Securities                                     $   828,395              7.2204%
 3 Hanifen Imhoff, Inc.                               $         0              0.0000%
 4 Legg Mason, Inc.                                   $         0              0.0000%
 5 McDonald & Co. Securities                          $   828,395              7.2204%
 6 Raymond James and Assoc.                                    $0              8.1849%
 7 Southwest Securities, Inc.                                  $0              8.1849%
 8 Stephens, Inc.                                     $   828,395              7.2204%
 9 AmeriTrade, Inc.                                   $   828,395              7.2204%
10 Morgan Stanley Services                            $   722,702              6.2813%
11 ADP                                                $         0             10.0000%
                                                      $         0              0.0000%
                                                      $         0              0.0000%

   General Partner
 1 CSS Management, Inc.                1.0000%        $   100,000                1.00%
                                     ===================================      ========

   Total                             100.0000%        $10,100,000              100.00%

EXHIBIT C

                 Determination of the Subsequent Purchase Price

         Within 15 days after the fifth anniversary of this Agreement (or the third anniversary if Sellers elect to accelerate the Call in accordance with
Section 6.1(e)), upon the request of ADP, ADP and a representative of the Sellers shall meet and the parties shall mutually endeavor, acting in good faith, to agree upon the Subsequent Purchase Price which is equal to the fair market value of the General Partner and the Partnership (less the portions of the General Partner and the Partnership then owned by ADP). If the parties cannot agree on the Subsequent Purchase Price within 30 Business Days after their first meeting (or 45 days after the fifth anniversary of this Agreement if the parties do not meet as contemplated above), the determination of the Subsequent Purchase Price shall be made by taking the average of the Subsequent Purchase Price determined by two nationally recognized major investment banking houses ("Investment Banks") selected and retained mutually by ADP, on the one hand, and the Sellers, on the other hand; provided, however, that if the two Investment Banks' determination of the Subsequent Purchase Price differ by more than 20%, a third Investment Bank shall be selected and retained mutually by ADP, on the one hand, and the Sellers, on the other hand, to determine the Subsequent Purchase Price, and the final determination of the Subsequent Purchase Price shall be made by taking the average of (i) the Subsequent Purchase Price determined by the third Investment Bank and (ii) the Subsequent Purchase Price determined by one of the first two Investment Banks which is closer to the Subsequent Purchase Price determined by the third Investment Bank.

         The parties shall mutually agree upon the valuation methodology which shall be submitted to the Investment Banks in connection with their determination of the Subsequent Purchase Price; provided, however, that if the parties cannot agree upon a valuation methodology, ADP, on the one hand, and the Sellers, on the other hand, may each submit to the Investment Banks a proposal for the valuation methodology to be used by them to determine the Subsequent Purchase Price. The parties may supply the Investment Banks with such materials as they deem necessary to support their respective proposals. The Investment Banks shall be instructed to make their determination of the Subsequent Purchase Price (i) within 45 days of their appointment, (ii) which is equal to the fair market value of the General Partner and the Partnership (less the portions of the General Partner and the Partnership then owned by ADP), (iii) utilizing the valuation methodology which the parties have agreed upon (or if the parties have not so agreed, the valuation methodology of their choice, which may or may not include either of the parties proposed valuation methodologies), (iii) taking into consideration whether any amounts are payable by the General Partner or the Partnership pursuant to employment agreements, consulting agreements and non-competition agreements with individuals who are key to the success of the Partnership's business, as well as whether the Partnership receives the benefit from any such agreements and the effect on the value of the Partnership if there are no such agreements.

         Any determination of the Subsequent Purchase Price in accordance with the foregoing shall remain in effect (with respect to the exercise of the Call by ADP) for at least 6 months. After any such 6-month period, the parties shall, at the request of the Sellers, update the determination of the Subsequent Purchase Price utilizing the same procedure that was utilized to determine the original Subsequent Purchase Price.

         The fees of the Investment Banks shall be split equally by ADP and the Sellers (i.e., 50% by ADP and 50% by the Sellers); provided, however, that in the event that ADP does not exercise the Call, upon ADP's election not to exercise the Call, ADP shall reimburse the Sellers for any amounts previously paid by them to the Investment Banks in accordance herewith.

                                    EXHIBIT D

                 GUIDELINES FOR PARTICIPATION IN BOARD MEETINGS
                     AND FOR EXCHANGE OF CERTAIN INFORMATION

         Pursuant to the Securities Purchase Agreement, ADP Financial Information Services, Inc. ("ADP") is entitled to name a representative to serve as a member of the Board of Directors of CSS Management, Inc., the general partner of Comprehensive Software Systems Ltd. (collectively, "CSS"). CSS presently does not sell back office products but is engaged in research and development and may offer such products for sale in the future. CSS does design and create software products for use in the financial services industry. ADP presently does sell back office systems. ADP and CSS desire that they not obtain or exchange information concerning their software products that could be deemed competitively sensitive and could potentially raise concerns under federal and state antitrust laws.

         To prevent exchange of competitively sensitive information relating to software products currently in being and under consideration or development, ADP and CSS each adopts the following Guidelines. Guidelines prohibiting the discussion or exchange of information concerning back office systems apply not only to CSS directors but to all ADP, Automatic Data Processing, Inc. and CSS personnel:

         Generally, any arrangement that has the effect of or possibility for restricting competition is potentially problematic. Certain restrictive arrangements can be found illegal without proof of any actual anticompetitive effect, in particular, agreements to fix prices, to allocate customers, products or services or to allocate geographic territories. Prohibited arrangements can be written or oral, express or implied. Such arrangements can carry severe criminal and civil penalties both for individuals involved in such arrangements and for companies with which they are associated. Therefore, members of the Board of directors of CSS as well as other ADP, Automatic Data Processing, Inc. and CSS personnel should not enter into such a arrangements, and should not engage in discussions or exchanges of information that could be construed as evidence of efforts, offers, or invitations to enter into such arrangements.

         Even in the absence of open and direct discussions concerning price fixing, customer allocation, or geographic or product market allocation, discussions about or the exchange of certain information could be deemed evidence of attempts to engage in anticompetitive collusion. As a result, the discussion of certain information should not occur in the presence of ADP's Board representative.

         1. a. ADP's Board representative shall not participate in discussions of or receive information about the following competitively sensitive topics as they relate to back office or other software products nor should ADP's representative be informed of the content of such discussions or be provided with materials relevant to such discussions:

              o Non-public information about customers, target customers, marketing plans, or marketing strategies;

              o  Prices or pricing policies;

              o  Terms or conditions of sale;

              o Research, development, or production plans, costs, profit margins or excepted costs or margins;

              o  Distribution arrangements;

              o Non-public market intelligence or information about other competitors.

   b. Other CSS and ADP personnel also will not exchange or discuss such information in connection with CSS Board of Directors meetings or otherwise.

   c. Technical information about ADP's back office products may be disclosed and discussed to the extent necessary to permit the development of interfaces between such systems and CSS's BrokerView product.

2. Participation in Board meetings and access to documents and information on the part of ADP's Board representative will be documented and will be in accordance with the following procedures:

o  all Board meetings will be documented with agendas and minutes;

o Board discussions of topics or involving information of potential competitive sensitivity will be placed at the end of an agenda or at a convenient break in the Board's proceedings to enable the ADP representative to be absent for that portion of the meeting;

o Board meeting minutes will reflect the ADP representative's presence and absence for any portions of the meetings;

o a record will be kept of all papers circulated in preparation for and during Board meetings; competitively sensitive documents concerning back office systems will not be distributed to the ADP representative, and the minutes will so reflect.

3. Legal counsel for ADP will attend each Board meeting in an ex officio capacity and will be consulted in the event that questions arise concerning the content of discussions which may relate to back office or other software systems.

4. All members of the Board of Directors and the Secretary of the corporation and of any Board meeting will be provided with a copy of these Guidelines, and all persons invited to come before the Board of Directors to discuss issues relating to back office or other software products will be informed of and observe these Guidelines.

5. Any technical, financial, or other business information which is permissibly and appropriately exchanged between ADP and CSS will be treated as confidendal under the terms of the parties' non-disclosure undertakings to each other
contained in an agreement dated as of      , 1998, and such of ADP's
representatives that may, from time to time, attend Board meetings shall be required to execute such agreement.